UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 31, 2010
(Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.  Other Events.

Callon Petroleum Company announced on March 31, 2010 that it intends to redeem all $16,052,000 of its remaining 9.75% Senior Notes due 2010. The redemption will be made in accordance with the terms of the indenture governing the Senior Notes and the terms of the notice of redemption.  The Company expects to redeem the Senior Notes on April 30, 2010 at a redemption price of 101% of their principal amount, plus accrued and unpaid interest to the redemption date.  A copy of the press release dated March 31, 2010 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

99.1
Press release dated March 31, 2010 announcing the Company’s intent to redeem all of the remaining 9.75% Senior Notes due 2010 on April 30, 2010 at a redemption price of 101% of their principal amount, plus accrued and unpaid interest to the redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

April 1, 2010	By:	/s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1
Press release dated March 31, 2010 announcing the Company’s intent to redeem all of the remaining 9.75% Senior Notes due 2010 on April 30, 2010 at a redemption price of 101% of their principal amount, plus accrued and unpaid interest to the redemption date.